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                                  UNITED STATES
                        SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of report (Date of earliest event reported):
                                 April 16, 2001


                                INTERLIANT, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


     Delaware                           0-26115                  13-3978980
-------------------------------    ---------------          -------------------
(State or other jurisdiction       (Commission               (I.R.S. Employer
     of incorporation)              File Number)             Identification No.)

      Two Manhattanville Road

         Purchase, New York                                         10577
----------------------------------------                    -------------------
(Address of principal executive offices)                          (Zip Code)


                                 (914) 640-9000
                               ------------------
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER MATTERS

On April 16, 2001, Interliant, Inc. (the "Company") entered into a definitive agreement with affiliates of Charterhouse Group International, Inc. ("Charterhouse") and Softbank Technology Ventures VI, L.P. and its related funds ("Softbank") under which they agreed to purchase, in the aggregate, 190 units (the "Units"), each Unit consisting of $100,000 principal amount of 8% Convertible Subordinated Notes (the "Notes") and 27,273 warrants (the "Warrants") for the purchase of shares of the Company's Common Stock for a total sales price of $19.0 million. Under the definitive agreement, the Company has the right to require Charterhouse and Softbank to purchase their respective share of the Units, or a portion thereof, through April 17, 2002. The Notes are convertible at the option of the holder, at any time prior to maturity, into Common Stock at a conversion price of $1.10 per share, subject to adjustment, which is equal to 90,909.09 shares of Common Stock, per $100,000 principal amount of the Notes. Interest payments will be payable on the last day of each calendar quarter by the issuance of additional Notes. The Notes mature on June 30, 2003. The Warrants have an exercise price of $1.25 per share and expire five years after issuance. A copy of this agreement is attached hereto as Exhibit 10.40.

Also on April 16, 2001, the Company entered into a definitive agreement with EYT, Inc. ("YET"), an entity controlled by Charterhouse and Softbank, under which EYT committed to repurchase from the Company the Company's investment in EYT for a purchase price of $1 million, which approximates the cost of such investment by the Company. This asset is classified as other assets on the Company's balance sheet as of December 31, 2000. The closing of the EYT transaction shall take place contemporaneously with the closing of the first sale of Units to Charterhouse and Softbank. A copy of this agreement is attached hereto as Exhibit 10.41.

In addition, the Company entered into a registration rights agreement with Charterhouse and Softbank on April 16, 2001 which provides, among other things, for the registration of the Company's Common Stock issuable upon conversion of the Notes and the exercise of the Warrants.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  The following documents are furnished as exhibits to this report:

Exhibit                                                                                             Page
Number             Description                                                                    Number
----------      -------------------------------------------------------------                    ---------
10.40          Securities Purchase Agreement, dated as of April 16, 2001, between the Company and the Purchasers named in Schedule I thereto, and Exhibits thereto

10.41 Stock Purchase Agreement, dated as of April 16, 2001, by and between the Company and EYT, Inc.

10.42 Registration Rights Agreement, dated as of April 16, 2001, among the Company and the Investors.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interliant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2001

                                     INTERLIANT, INC.



                                     By:  /s/ Bruce S. Klein
                                        ----------------------------------------
                                              Bruce S. Klein
                                              Senior Vice President and
                                              General Counsel